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                                                                    EXHIBIT 99

                                     PROXY
                        HORNBECK OFFSHORE SERVICES, INC.
                      SOLICITED BY THE BOARD OF DIRECTORS
         FOR USE AT THE SPECIAL MEETING OF STOCKHOLDERS, MARCH 13, 1996

     The undersigned hereby appoints Larry D. Hornbeck, Robert W. Hampton, and Richard R. Ellison, and each or any of them, and any substitute or substitutes, to be the attorneys and proxies of the undersigned at the Special Meeting of Stockholders of Hornbeck Offshore Services, Inc., or at any adjournment thereof, and to vote at such meeting the shares of Common Stock entitled to vote thereat, held of record by the undersigned on January 31, 1996, on the items indicated on the reverse side hereof as more fully described in the Proxy Statement/ Prospectus dated February 6, 1996 and in accordance with the directions given at the Special Meeting.

     This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is given, the shares represented by this proxy will be voted "FOR" Item 1.

                  (Continued, and to be dated and signed on the reverse side.)




                                         HORNBECK OFFSHORE SERVICES, INC.
                                         P.O. BOX 11799
                                         NEW YORK, N.Y. 10203-0799

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1.

Item 1. Adoption of Agreement and      Item 2.  In their discretion, the
        Plan of Merger.                         Proxies are authorized to vote
                                                upon such other business as may
                                                properly come before the
                                                meeting or any adjournment
                                                thereof.

 FOR       AGAINST        ABSTAIN                       CHANGE OF ADDRESS AND
                                                        OR COMMENTS MARK HERE

 [ ]         [ ]            [ ]                                 [ ]


                                         Please mark, date and sign your name
                                         exactly as it appears on your stock
                                         certificate and return it in the
                                         enclosed envelope. When signing as an
                                         attorney, executor, administrator,
                                         trustee, guardian, etc., please give
                                         title as such. If such signer is a
                                         corporation or partnership, please sign
                                         in full corporate or partnership name
                                         by authorized officer or person. If
                                         shares are held jointly, each joint
                                         owner should sign.

                                         Dated: _______________________ , 1996

                                         _____________________________________
                                                        Signature

                                         _____________________________________
                                                 Signature, if held jointly

                                         VOTES MUST BE INDICATED
                                         [X] IN BLACK OR BLUE INK.


              PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.